Exhibit 10.23

RETENTION BONUS AGREEMENT

I am chief executive officer of Homeowners Choice, Inc. and effective January 16, 2012 I am entitled to a $600,000 retention bonus payment from the company. I agree to repay the bonus on a prorata basis if I voluntarily leave service of the company before December 16, 2012.

Effective January 16, 2012
Paresh Patel